UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITIES BEFORE MARCH 7, 2026.

[CSE LEGEND FOR INSIDERS - IF APPLICABLE] WITHOUT PRIOR WRITTEN APPROVAL OF THE CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF, MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN SECURITIES EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 7, 2026.

[FOR U.S. PURCHASERS] THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

[FOR NON-U.S. PURCHASERS] THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

LION COPPER AND GOLD CORP.

NON-TRANSFERABLE SECURED 12% CONVERTIBLE DEBENTURE

CERTIFICATE NO: 4375141PP.D[♦]

PRINCIPAL AMOUNT: US$[♦]

CONVERTIBLE INTO UP TO [♦] SHARES (PURSUANT TO ARTICLE 5).

THIS IS TO CERTIFY THAT

Lion Copper and Gold Corp. (hereinafter referred to as the "Company"), for value received, hereby promises to pay to [NAME] of [ADDRESS] (the "Holder") on November 6, 2026 (the "Maturity Date"), or on such earlier or later date as the amount hereof may become due in accordance with the provisions of this non-transferable secured 12% convertible debenture (the "Debenture"), on presentation and surrender of this Debenture, the sum of US$[♦] (the "Principal Amount"), and to pay interest on the Principal Amount in the amounts and at the times specified in this Debenture.

DATED this 6th day of November, 2025.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed by a duly authorized signatory.

LION COPPER AND GOLD CORP.

Per:
Authorized Signatory

This Debenture certificate may be executed by DocuSign, Adobe e-sign, or other electronic signature or signature reproduction acceptable to the Company, and may be delivered by electronic means in PDF format, and each when so signed and delivered will be deemed to be an original.

(See terms and conditions attached hereto)

TERMS AND CONDITIONS OF SECURED CONVERTIBLE DEBENTURE

ARTICLE 1

INTERPRETATION

1.1 For the purpose of this Debenture, unless the subject matter or context is inconsistent therewith or unless otherwise defined below in this section, capitalized terms used herein will have the meaning given thereto in this Debenture and the Agreement.

(a) "Agreement" means the subscription agreement for convertible debenture pursuant to which the Holder purchased convertible debentures from the Company, and any amendments thereto;

(b) "Board" means the board of directors of the Company as constituted from time to time;

(c) "Business Day" means a day which is not a Saturday or Sunday or a civic or statutory holiday in Vancouver, British Columbia;

(d) "Capital Reorganization" has the meaning ascribed to it in Section 5.6(a) hereto;

(e) "Closing Date" has the meaning ascribed to it in Section 6 of the Agreement;

(f) "Company" means Lion Copper and Gold Corp.;

(g) "Conversion Date" means the date on which all or a portion of this Debenture is converted into Shares in accordance with the terms and conditions herein;

(h) "Conversion Notice" has the meaning ascribed to it in Section 5.2 hereto;

(i) "Exemption" has the meaning ascribed to it in Section 78.2 hereto;

(j) "Debenture" will mean this instrument;

(k) "DRS" has the meaning ascribed to it in Section 5.3;

(l) "Event of Default" means any event specified in Section 6.1 hereto, which has not been waived;

(m) "Exchange" means the Canadian Securities Exchange;

(n) "Holder" has the meaning ascribed to it on the face page of this Debenture;

(o) "Interest Conversion Price" has the meaning ascribed to it in Section 5.1 hereto;

(p) "Interest Shares" means the Shares issuable upon conversion of interest accrued on all or any part of the Principal Amount of the Debentures being converted by the Holder;

(q) "Maturity Date" has the meaning ascribed to it on the face page of this Debenture;

(r) "Principal Amount" has the meaning ascribed to it on the face page of this Debenture;

(s) "Shares" means the common shares in the capital of the Company; and

(t) "U.S. Securities Act" means the United States Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.

ARTICLE 2

REPAYMENT AND INTEREST

2.1 Repayment.  The Company hereby acknowledges and confirms itself indebted to the Holder and promises to pay to the Holder the Principal Amount or any outstanding balance thereof, on the earlier of:

(a) the Maturity Date; or

(b) the occurrence of an Event of Default,

and promises to pay interest on the Principal Amount at the rate and times as hereinafter set forth.

2.2 Interest.  Interest will be payable on the Principal Amount at 12.00% per annum (non-compounded) and payable annually, with the first payment due on the Maturity Date (as set out on the face page hereof), calculated from and including the date of the advance and including the date all of the Principal Amount has been repaid.  Interest will be payable before and after each of maturity, default and judgment.  If an interest payment date is determined to be a date which is not a Business Day, then such interest payment will be made on the next day which is a Business Day.  For greater certainty, accrued interest will remain payable notwithstanding any conversion of the Principal Amount.

2.3 Order of Repayment.  All payments of the Principal Amount, interest thereon and other amounts which are payable by the Company to the Holder under this Debenture will be applied in the following order:

(a) all expenses and other amounts from time to time secured hereunder (other than the Principal Amount and interest thereon);

(b) interest payable hereunder; and

(c) the Principal Amount.

2.4 Obligations.  This Debenture is issued pursuant to the Agreement and upon payment of all amounts owing under this Debenture (such payment which may include the issuance of Shares upon the conversion by the Holder of all or a part of the Principal Amount and/or interest thereon in accordance with Article 5), the obligations of the Company in respect of this Debenture and the Agreement will terminate.

ARTICLE 3

SECURITY

3.1. [Where applicable] Security Interest

The indebtedness, liabilities and obligations of the Issuer under the Debenture, including the Principal Amount thereof and any Interest thereon, and all other obligations and liability of the Company to the Holder pursuant to this Debenture (collectively, the "Obligations"), shall be secured against the Company's interest in certain lands and all associated mineral rights referred to as the Hunewill Property located in Nevada (the "Secured Property"). Such security interest shall rank pari passu, without preference or priority, with the security interests granted to other purchasers of Debentures under similar subscription agreements relating to the Secured Property. The Company agrees to execute and deliver all necessary deeds of trust, mortgages, financing statements, and other instruments or documents required to perfect and maintain such security interest in accordance with applicable Nevada law. The Company shall cause all such security instruments to be duly recorded or filed with the appropriate county recorder's office(s) in which the Secured Property is situated and shall provide the Investor with evidence of such filings promptly upon completion.

3.2. Distribution on Dissolution, Etc.

Upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Company or distribution of the assets of the Company upon any dissolution or winding-up or total liquidation of the Company, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Company or otherwise (each a "Liquidating Event"), the proceeds of such Liquidating Event will, be delivered to the Holder in satisfaction of the Obligations, up to a maximum of the total amount due and owing pursuant to this Debenture.

3.3. Certificate Regarding Creditors

Upon any payment or distribution of assets of the Company referred to in this 0, the Holder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for benefit of creditors or other liquidating agent of the Company making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this 0.

3.4. Rights of Holder Reserved

Nothing contained in this 0 or elsewhere in this Debenture is intended to or shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the Principal Amount and, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable Law upon default under this Debenture.

3.5. Payment of Debenture Permitted

Nothing contained in this Debenture shall (i) prevent the Company, at any time, from making payments of the Principal Amount and other amounts to the Holder under this Debenture as herein provided, or (ii) prevent the prepayment of this Debenture by the Company as herein provided or as otherwise permitted according to Law.

3.6. Security Interest Discharge

The Company shall be entitled to a release and discharge of the security interest registered to secure this Debenture upon full payment and satisfaction of all Obligations and upon written request by the Company, at the Company's expense. Upon the full satisfaction and performance of all obligations of the Company under the Debenture, including the payment in full of all amounts due to the Subscriber thereunder, the security interest and lien granted herein over the Secured Property shall automatically be released and discharged without further consideration provided that such release shall be coordinated with and occur concurrently with the release of any other pari passu security interests held by other investors. The Subscriber shall, within a reasonable period following such satisfaction, execute and deliver to the Company any and all documents reasonably necessary to evidence the release of such security interest, including but not limited to reconveyances, releases, terminations, or satisfactions of record. The Company shall be responsible for filing such release or reconveyance documents with the appropriate county recorder's office(s) in the State of Nevada and for payment of any associated filing or recording fees, unless otherwise agreed in writing by the Parties.

ARTICLE 4

AUTHORIZED ISSUE

4.1. The Company hereby represents and warrants to and in favour of the Holder that this Debenture has been issued in accordance with the resolutions of the Board and all other matters and things have been done and performed so as to authorize and make the creation and issue of this Debenture and the execution and delivery thereof legal, valid and binding against the Company in accordance with the constating documents of the Company and all statutes and laws applicable to the Company.

ARTICLE 5

RIGHT TO CONVERT

5.1 Conversion.  For so long as all or a part of the Principal Amount and any interest thereon remains outstanding under this Debenture, the Holder will have the right, at its option, to convert all or part of the Principal Amount into Shares at a conversion price of US$0.0965 per Share, at any time prior to the Maturity Date.

Interest accrued on all or any part of the Debentures being converted by the Holder may be converted into Interest Shares of the Company at a conversion price equal to the market price as at the date of conversion.

5.2 Conversion Notice.  The conversion of this Debenture will be effected by the delivery to the Company of:

(a) this Debenture; and

(b) a written instrument in the form of Schedule "1" hereto or in a form reasonably satisfactory to the Company (the "Conversion Notice"), executed by the Holder exercising the right of the Holder to convert this Debenture in accordance with the provisions of this Article 5 and:

(i) specifying that portion of the Principal Amount and/or interest thereon to be converted into Shares;

(ii) certifying the number of Shares and securities convertible into Shares beneficially owned by the Holder as at such time; and

(iii) providing such other certifications requested in the Conversion Notice.

5.3 Deliveries.  Upon receipt of the Conversion Notice by the Company and the original Debenture certificate in accordance with Section 0 above, the Company will issue that number of Shares to the Holder and the Company will:

(a) deliver or cause to be delivered to the Holder, or the nominee or assignee thereof:

(b) a certificate or Direct Registration System ("DRS") statement representing the number of Shares into which this Debenture has been converted; and

(c) if less than all of the Principal Amount has been so converted, in exchange for the surrendered Debenture and without charge, deliver to the Holder a replacement Debenture for the Principal Amount remaining after conversion.

The Shares issued on conversion of this Debenture may bear legends as provided in Article 8.  Fractional Shares will not be issued on any conversion

5.4 Dividends.  The Holder of this Debenture surrendered for conversion in accordance with this Article 5 will only be entitled to receive dividends declared in favour of shareholders of the Company of record on and after a Conversion Date, from which applicable date such Shares will for all purposes be, and be deemed to be, issued and outstanding as fully paid and non-assessable Shares.

5.5 Loss or Destruction.  The forwarding of a certificate or certificates, or DRS statement(s), representing the Shares by the Company to the Holder upon conversion of this Debenture as provided in this Article 5 will satisfy and discharge the Company of the obligations thereof in respect of the Principal Amount and/or interest thereon converted, provided that in the event of non-receipt of the certificate or certificates, or DRS statement(s), representing such Shares by the Holder, or the loss or destruction thereof, the Company, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to the Company, will issue to the Holder a replacement certificate or certificates, or DRS statement(s).

5.6 Adjustments.

(a) If at any time after the date hereof and prior to the expiry of the Debenture, and provided that any Principal Amount and/or interest thereon under the Debenture remains unconverted, there shall be:

(i) a reclassification of the Company's common shares, a change in the Company's common shares into other shares or securities, a subdivision or consolidation of the Company's common shares into a greater or lesser number of common shares, or any other capital reorganization, or

(ii) a consolidation, amalgamation or merger of the Company with or into any other corporation other than a consolidation, amalgamation or merger which does not result in any reclassification of the Company's outstanding common shares or a change of the Company's common shares into other shares or securities,

(any of such events being called a "Capital Reorganization") any Holders who shall thereafter acquire Shares pursuant to the Debenture shall be entitled to receive, at no additional cost, and shall accept in lieu of the number of Shares to which such Holder was theretofore entitled to acquire upon such conversion, the aggregate number of shares, other securities or other property which such Holder should have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof as the case may be, the Holder had been the registered holder of the number of Shares to which such Holder was theretofore entitled to acquire upon conversion of the Debenture.  If determined appropriate by the Company acting reasonably, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of the Holder relative to a Capital Reorganization, to the end that the provisions set forth herein shall correspond as nearly as may be reasonably possible to the effect of the Capital Reorganization in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture.

In case the Company, after the date hereof, shall take any action affecting any securities of the Company, other than as previously set out herein, which in the opinion of the directors would materially affect the rights and interests of the Holder hereunder, the number of Shares or other securities which are issuable on the conversion of the Debenture shall be adjusted in such manner, if any, and at such time as the directors, in their sole discretion, may determine to be equitable in the circumstances, provided that no such adjustment will be made unless all necessary regulatory approvals, if any, have been obtained.  In the event of any question arising with respect to any adjustment provided for herein, such question shall be conclusively determined by a firm of chartered accountants appointed by the Company at its sole discretion (who may be the Company's auditors) and any such determination shall be binding upon the Company and the Holder.

No adjustment shall be made in respect of any event described herein if the Holder is entitled to participate in such event on the same terms, without amendment, as if the Holder had converted the Debenture prior to or on the effective date or record date of such event.  The adjustments provided for herein are cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur, subject to the limitations provided for herein.  No adjustment shall be made in the number or kind of securities which may be acquired on the conversion of a Debenture unless it would result in a change of at least one-hundredth of a Share or other security.  Any adjustment which may by reason of this paragraph not be required to be made shall be carried forward and then taken into consideration in any subsequent adjustment.

Notwithstanding any adjustments provided for herein or otherwise, the Company shall not be required, upon the conversion of any Debenture, to issue fractional Shares or other securities in satisfaction of its obligations hereunder and, except as provided for herein, any fractions shall be eliminated.  To the extent that the Holder would otherwise be entitled to acquire a fraction of a Share or other security, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to acquire a whole number of Shares or other securities.  The Holder shall be entitled, upon the elimination of any fraction of a Share or other security, to be paid in cash for the fair market value for the securities so eliminated, always provided that the Company shall not be required to make any payment if for less than $10.

(b) Voluntary Adjustment by the Company.  Subject to requisite regulatory approval, the Company may, at its option, at any time during the term of the Debenture, reduce the then current conversion price to any amount deemed appropriate by the Board.

(c) Notice of Adjustment.  Whenever the number of Shares purchasable upon the conversion of the Debenture or the conversion price is adjusted, as herein provided, the Company will send to the Holder, notice of such adjustment or adjustments.

(d) No Adjustment for Dividends.  Except as provided in Section 5.6 of this Article 5, no adjustment in respect of any dividends will be made during the term of the Debenture or upon the conversion of the Debenture.

(e) Preservation of Purchase Rights Upon Merger, Consolidation, etc.  In connection with any consolidation of the Company with, or amalgamation, arrangement, merger or any other business combination of the Company with or into, another corporation or corporations (including, without limitation, pursuant to a takeover bid, tender offer or other acquisition of all or substantially all of the outstanding Shares) or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, will execute with the Holder an agreement that the Holder will have the right thereafter, upon payment of the conversion price in effect immediately prior to such action, to purchase upon conversion of the Debenture the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, amalgamation, arrangement, business combination merger, sale, transfer or lease had such Debenture been converted immediately prior to such action, and the Holder will be bound to accept such shares and other securities and property in lieu of the Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property will be made during the term of the Debenture or upon the conversion of the Debenture.  Any such agreement will provide for adjustments, which will be as nearly equivalent as may be practicable to the adjustments provided for in this Debenture.  The provisions of this Section 5.5 will similarly apply to successive consolidations, mergers, amalgamations, arrangements, business combinations, sales, transfers or leases.

(f) Determination of Adjustments.  If any questions will at any time arise with respect to the conversion price, such question will be conclusively determined by the Company's Auditors, or, if they decline to so act, any other firm of chartered professional accountants, that the Company may designate and the Holder, acting reasonably, may approve, and who will have access to all appropriate records and such determination will be binding upon the Company and the holder.

5.7 Effective Date and Procedure for Adjustment. In any case in which this Article 5 will require that an adjustment will become effective immediately after a date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder converting after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the right of the Holder to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Conversion Date or such later date as the Holder would, but for the provisions of this Section 5.7 have become the holder of record of such additional Shares.

5.8 Adjustments Cumulative.  The adjustments provided for in this Article 5 are cumulative and will apply to successive events resulting in any adjustment under the provisions of this Article 5, provided that, notwithstanding any other provision of this Article 5, no adjustment will be made which would result in an increase in the conversion price (except on a combination or consolidation of the outstanding Shares) and no adjustment of the Principal Amount conversion price or will be required unless such adjustment would require an increase or decrease of at least 1.00% in the conversion price then in effect; provided, however, that any adjustments which by reason of this Section 5.8 are not required to be made will be carried forward and taken into account in any subsequent adjustment.

5.9 Reservation of Shares.  The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of Shares to fully satisfy the rights of conversion provided for herein (including a sufficient number of Shares to be issued upon conversion of the Debenture).

5.10 Restrictions of Debenture Conversion

There must be no conversion of all or a part of the Principal Amount and/or the interest thereon that would result in the aggregate share ownership of the Holder reaching 10% of the issued and outstanding common shares of the Company prior to the Holder satisfying the Personal Information Form filing requirements of the Exchange and the Exchange providing clearance of the new Insider position, including background results.

ARTICLE 6

EVENTS OF DEFAULT

6.1 Event of Default.  Each and every of the events set forth in this Section will be an event of default ("Event of Default") with respect to this Debenture:

(a) if the Company fails to pay the Principal Amount or interest thereon when due hereunder and such failure continues for thirty (30) calendar days after written notice thereof is given by the Holder to the Company;

(b) if the Company defaults in observing or performing any material term, covenant or condition of this Debenture or any other document delivered hereunder or in connection with this Debenture, other than the payment of monies as provided for in subsection (a) hereof, on its part to be observed or performed and such failure continues for thirty (30) calendar days after written notice thereof is given by the Holder to the Company;

(c) if any of the Company's representations, warranties or other statements in this Debenture or the Agreement or any other document delivered pursuant hereto or in connection with this Debenture were at the time given false or misleading in any material respect;

(d) if the Company ceases or threatens to cease to carry on business;

(e) any order is made or an effective resolution is passed for the dissolution, liquidation or winding-up of the Company or other cancellation or suspension of the Company's incorporation or if a petition is filed for the winding-up of the Company, except to the extent that any of these are consented to by the Holder in writing;

(f) the Company (i) commences any case, proceeding or other action under any existing or future debtor relief laws, the Bankruptcy and Insolvency Act (Canada), seeks relief under the Companies' Creditors Arrangement Act (Canada), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous law in Canada or the United States, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (D) appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets or (ii) makes a general assignment for the benefit of its creditors;

(g) there is commenced against the Company in a court of competent jurisdiction any case, proceeding or other action of a nature referred to in subsection (f) above which (i) results in the entry of an order for relief or any adjudication or appointment or (ii) has not been undismissed, undischarged, unstayed or unbonded for thirty (30) calendar days;

(h) if a writ, execution or attachment or similar process is issued against all or a substantial portion of the property and assets of the Company as a result of a judgment against the Company in an amount which materially affects the assets of the Company and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within twenty (20) Business Days after its levy, issue or entry;

(i) a receiver (including a receiver manager) of all or any part of the property or assets of the Company, or a trustee, liquidator, custodian or other official with similar powers is appointed in respect of the Company; or

(j) the Company fails to perform or observe any other material covenant, term condition or agreement relating to the Debentures or contained in any instrument or agreement evidencing or relating thereto.

6.2 Effect of Event of Default.  If any one or more of the Events of Default occur or occurs and is or are continuing, the Holder may, without limitation in respect of any other rights it may have in law or pursuant to this Debenture or any other document or instrument delivered hereunder:

(a) declare all amounts outstanding to the Holder to be payable forthwith and demand immediate payment thereof; and

(b) commence such legal actions or proceedings against the Company as may be permitted hereunder or otherwise at law or in equity.

ARTICLE 7

COVENANTS OF THE COMPANY AND EVENTS OF DEFAULT

7.1 Covenants of the Company.  The Company hereby covenants to the Holder as follows:

(a) to pay the Principal Amount together with interest and other amounts payable hereunder in accordance with the terms and conditions hereof; and

(b) to immediately give notice to the Holder of any Event of Default or of any event which with notice or lapse of time, or both, would constitute an Event of Default.

7.2 Remedies upon Event of Default. If an Event of Default occurs or the Company fails to perform any of the obligations contained in this Debenture or the Agreement, the Holder will have the rights as set out in Article 6 of this Debenture.

ARTICLE 8

RESTRICTIONS ON DEBENTURE AND UNDERLYING SECURITIES

8.1 U.S. Restrictions. The Debenture represented hereby and the securities which may be acquired upon conversion of the Debenture have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and, accordingly, the Debenture may not be converted, and the Shares and Interest Shares  issuable upon conversion of the Debenture may not be transferred, unless an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.  The Holder may convert the Debenture into Shares and Interest Shares pursuant to the exemption from registration provided by Section 3(a)(9) of the U.S. Securities Act, provided that the Holder has not been solicited to convert the Debenture by anyone who has been or will be paid or given, directly or indirectly, any commission or other remuneration for soliciting the conversion. Alternatively, the Holder may convert the Debenture into Shares and Interest Shares after delivering to the Company an opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that the Debenture may be converted into Shares or Interest Shares without registration or qualification under United States federal or state laws.

8.2 Legend.  The Debentures have been (and any Shares issued upon conversion of the Debentures will be) issued pursuant to an exemption (an "Exemption") from the registration and prospectus requirements of applicable securities law.  To the extent that the Company relies on such Exemption, the securities will be subject to restrictions on resale and transferability contained in applicable securities laws.

In the event that any of the securities which may be acquired hereunder are subject to a hold period, or any other restrictions on resale and transferability, the Company may place a legend on the certificates or DRS statements representing the securities as may be required under applicable securities laws (and United States securities laws, if applicable) or the requirements of any stock exchange or other market, or as it may otherwise deem necessary or advisable.

Any certificate or DRS statement representing Shares issued upon conversion of this Debenture prior to March 7, 2026 will bear the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 7, 2026."

and where required pursuant to the policies of the Exchange:

"WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CANADIAN SECURITIES EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN SECURITIES EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT BEFORE MARCH 7, 2026."

Upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws, the certificates or DRS statements representing the Shares and the Interest Shares issued upon conversion of this Debenture, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form:

[For US Purchaser]: "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS."

[For Non-U.S. Purchasers]:  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT."

ARTICLE 9

NOTICES

9.1 Notices.  All notices and other communications provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by email or other electronic means indicating the date of receipt and the signatures of the parties:

(a) If to the Company, at the following address:

Lion Copper and Gold Corp.

c/o #1200-750 West Pender Street

Vancouver, BC, V6C 2T8

Canada

Attn:  Lei Wang, CFO

Email:  lwang@lioncg.com

(b) If to the Holder, at the address or email address on page 1 of the Agreement.

ARTICLE 10

GENERAL

10.1 Transferability.  This Debenture is not transferable in whole or in part.

10.2 Expenses.  The Company will bear the cost of expenses, including but not limited to, legal fees for each party hereto.

10.3 Enurement.  This Debenture and all its provisions will enure to the benefit of the Holder, its successors and assigns and will be binding upon the Company, its successors and assigns.

10.4 Time.  Time will be of the essence hereof.

10.5 Governing Law.  This Debenture will in all respects be subject to and be interpreted and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.  The Holder and the Company hereby attorn to the jurisdiction of the courts of the Province of British Columbia.

10.6 Paragraphs and Headings.  The division of this Debenture into articles, sections, subsections, paragraphs and subparagraphs and the provision of headings for all or any part hereof is for convenience of reference only and not for the construction or interpretation of this Debenture.

10.7 Gender.  In this Debenture, unless there is something in the subject matter or context inconsistent therewith, words importing the singular will include the plural and vice versa and words importing either gender or neuter will include the masculine and feminine genders and the neuter.

10.8 Severability.  If a provision of this Debenture is wholly or partially invalid, this Debenture will be interpreted as if the invalid provision was not a part hereof.

[End of Terms and Conditions]

SCHEDULE 1

CONVERSION NOTICE

Convertible Debenture Certificate No. _____

NOTICE IS GIVEN by __________________________________ (the "Holder") pursuant to Article 5 (Right to Convert) of the Debenture to Convert all or a portion of the Debenture into Shares or Interest Shares of the Company in accordance with the terms of the Debenture.

Terms used in this Conversion Notice and defined in the Debenture and the Agreement will have the same meaning.

Pursuant to Section 5.1 of the Debenture, the Holder will have the right, at its option, to convert all or a part of the outstanding Principal Amount into Shares of the Company at a deemed price of US$0.0965 per Share.

Interest accrued on all or any part of the Debentures being converted by the Holder may be converted into Interest Shares of the Company at a conversion price equal to the market price as at the date of conversion.

THE UNDERSIGNED HEREBY EXERCISES THE RIGHT TO ACQUIRE (check all that apply):

☐ Portion of the Principal Amount to be converted $________________ at US$0.0965 per Share for a total of ________________ Shares in the Company;

AND/OR

☐ Portion of the interest that has accrued on the Principal Amount to be converted $________________ at $_____ per Share for a total of ________________  Shares in the Company;

The undersigned hereby represents, warrants and certifies to the Company that at the time of conversion of the Debenture into Shares or Interest Shares (PLEASE CHECK [✓] ONE OF THE FOLLOWING, IF APPLICABLE):

A. ☐ The undersigned holder has not been solicited to convert the Debenture into Shares by any person, or if the undersigned has been solicited to convert the Debenture, the undersigned has confirmed that no commission or remuneration has been or will be paid or given, directly or indirectly, for soliciting such conversion, and the undersigned acknowledges that the Company is relying on the registration exemption provided by section 3(a)(9) of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), to issue the Common Shares;

OR

B. ☐ The undersigned holder has delivered to the Company and the Company's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) to the effect that the offer and sale of the Shares or the Interest Shares to be delivered upon conversion of the Debenture is exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

The undersigned understands that unless box A above is checked, the certificate or Direct Registration System ("DRS") statements (as applicable) representing the Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

The Company will issue a certificate or DRS advice statement to which the Holder is entitled.

APPENDIX 1 to SCHEDULE 1

REGISTRATION PARTICULARS

Lion Copper and Gold Corp.

c/o #1200-750 West Pender Street

Vancouver, BC, V6C 2T8

Canada

Attn:  Lei Wang, CFO

Email:  lwang@lioncg.com

The undersigned authorizes and directs Lion Copper and Gold Corp.  to issue a certificate or Direct Registration System ("DRS") advice statement to which the undersigned is entitled as indicated below.

Register the Shares as set forth below:	Deliver the Shares as set forth below:

Name	Name and Phone number

Address	Account reference, if applicable

Address

Telephone and Email

Please State Present Ownership of Securities [CHECK APPROPRIATE ITEM]:
owns directly or indirectly, or exercises control or direction over, no common shares in the capital stock of the Company or securities convertible into common shares in the capital stock of the Company; or
owns directly or indirectly, or exercises control or direction over, ___________________ common shares in the capital stock of the Company and convertible securities entitling the Holder to acquire an additional ___________________ common shares in the capital stock of the Company (excluding the common shares subscribed for herein).

Executed this ____ day of ____________, 20_____.	) )

Witness Signature		Signature

Witness Name		Printed Name